United States Gasoline Fund, LP	Exhibit 99.1

Monthly Account Statement

For the Month Ended June 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(3,426,112)
Unrealized Gain (Loss) on Market Value of Futures	2,990,047
Dividend Income	1,453
Interest Income	432
Total Income (Loss)	$(434,180)

Expenses
General Partner Management Fees	$38,378
Brokerage Commissions	4,748
NYMEX License Fee	959
Prepaid Insurance Expense	835
SEC & FINRA Registration Expense	750
Non-interested Directors' Fees and Expenses	727
Other Expenses	19,585
Total Expenses	65,982
Expense Waiver	(9,991)
Net Expenses	$55,991
Net Income (Loss)	$(490,171)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/12	$80,621,479
Net Income (Loss)	(490,171)

Net Asset Value End of Month	$80,131,308
Net Asset Value Per Unit (1,650,000 Units)	$48.56

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway, Suite 145
Alameda, California 94502